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                                                                    Exhibit 10.6


                 THIS LEASE dated the 3rd day of September, 1996
BETWEEN:
                  ROYAL TRUST CORPORATION OF CANADA, as Trustee
                         (hereinafter called "Landlord")

                                     - and -

                         TRANSFORMATION PROCESSING INC.
                          (hereinafter called "Tenant")




                                    ARTICLE I

1.0  LEASE SUMMARY

1.1 Premises: a portion of the 2nd Floor, being Suite 200 at the Building, municipally known as 2121 Argentia Road, Mississauga, Ontario;

1.2  Term: five (5) years;

1.3  (a) Commencement Date: October 1, 1996;

     (b) Expiry Date:                   September 30, 2001;

1.4 Basic Rent: $5.55 per square foot of Rentable Area of the Premises per annum;

1.5 Rentable Area of Premises: approximately 5,477 square feet, provided, however, that if, upon measurement of the Rentable Area of the Premises in accordance with the terms of this Lease, it is determined that the Rentable Area is greater than 5,750.85 square feet, Tenant shall have the right exercisable within two (2) days after receipt of the Landlord's architect's certificate, to reduce the size of the Premises so that the Rentable Area does not exceed 5,750.85 square feet;

1.6 Rent Deposit: $13,381.22, to be applied towards the first one (1) month's Basic Rent and Additional Rent and the balance, to be held by Landlord as prepaid rent and applied in accordance with section 7.2;

1.7  Use of Premises:           Office premises, in keeping with first class
                                office building standards;

1.8  Address of Tenant:         at the Premises

1.9  Address of Landlord:       c/o RT Realty Advisors
                                Suite 3700, Royal Trust Tower,
                                P.O. Box 49, Toronto-Dominion Centre,
                                77 King Street West,
                                Toronto, Ontario
                                M5K 1E7

1.10 Special Provisions:        see Schedule "F".


                                   ARTICLE II

2.0  LEASE OF PREMISES

2.1  Net Lease

     It is the intent of the parties hereto that this Lease be absolutely net to Landlord and Landlord not be responsible for any expense or obligations of any kind whatsoever in respect of the Premises or the Project.

2.2  Premises

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.


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                                       -2-


2.3  Use Prior to Commencement Date

     If Tenant uses or occupies the whole or any part of the Premises in any way prior to the Commencement Date, all the terms and conditions contained in this Lease shall apply to such period.

2.4  Acceptance of Premises

     Tenant shall accept the Premises in the state and condition in which they are received from Landlord.

2.5  Licence to Use Common Facilities

     Landlord grants to Tenant the non-exclusive licence during the Term to use for their intended purposes, such portions of the Common Facilities as Landlord determines to be required for the use of the Premises during such hours as the Common Facilities are open for use, as determined by Landlord from time to time.

2.6  Quiet Enjoyment

     Subject to Tenant's complying with all of the terms of this Lease, Tenant may peaceably possess and enjoy the Premises for the Term without interruption by Landlord or any person claiming through Landlord.

                                   ARTICLE III

3.0  TENANT'S COVENANTS

3.1  Tenant to Pay Rent

     Tenant shall pay as rent Basic Rent and Additional Rent (collectively called "Rent"), without prior demand and without deduction, set-off or abatement whatsoever. Basic Rent shall be paid in equal monthly instalments in advance on the first day of each and every month during the Term. For any partial month(s) during the Term Rent shall be computed on a per diem basis. If Basic Rent is described as an amount per square foot, then the Basic Rent shall be adjusted upon the determination of the Rentable Area of the Premises.

3.2  Post-Dated Cheques

     On the first day of each lease year, Tenant shall deliver to Landlord post-dated cheques for all payments of Basic Rent and estimates of Additional Rent or any portions thereof payable during the balance of such Fiscal Year.

3.3  Taxes Payable by Tenant

     (a) Tenant shall pay to Landlord all Taxes Charged against or in respect of the Premises based on assessments if available or otherwise as determined by Landlord, acting reasonably, and its Proportionate Share of Taxes Charged against the Common Facilities, and all applicable Sales Taxes.

     (b) Landlord (and not Tenant) may contest and appeal any Taxes or assessments. Tenant will cooperate with Landlord in respect of any such contest and appeal and shall provide to Landlord such information and execute such documents as Landlord requests to give full effect to the foregoing.

3.4  Tenant's Payment of Operating Costs and Utilities

     Tenant shall pay to Landlord: (i) Excess Costs charged by Landlord, (ii) its Proportionate Share of Operating Costs, and (iii) all Utility Costs.

     Tenant shall execute and deliver any agreements required by Landlord in respect of the supply of any Utilities to the Premises. Tenant's use of any such Utilities shall not exceed the available capacity of the existing systems from time to time.

3.5  Monthly Payments of Additional Rent

     Landlord may from time to time by written notice to Tenant estimate or re-estimate all or any portion of Additional Rent for the current or upcoming Fiscal Year or part thereof. The amounts so estimated shall be payable by Tenant in advance in equal monthly instalments on the same days as the monthly payments of Basic Rent. As soon as practical after the expiration to each Fiscal Year or part thereof, Landlord shall furnish to Tenant a statement of the actual amounts payable by Tenant with reasonable detail, which statement shall be final and binding. Within 15 days after delivery of such statement, either Tenant shall pay to Landlord the amounts shown on the statement to be owed or Landlord shall credit Tenant's account with any overpayment.


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                                       -3-

3.6  Use of Premises

     Tenant covenants that it shall not use and shall not permit the Premises to be used for any purpose other than the Use as provided in section 1.7 above.

3.7  Compliance with Laws

     Tenant shall be solely responsible for obtaining from all authorities having jurisdiction all necessary permits, licences and approvals as may be necessary to permit Tenant to occupy the Premises and conduct its business thereon, as required by all applicable Laws. Tenant shall comply at its own expense with all applicable Laws respecting the use, condition and occupation of the Premises, and all leasehold improvements, fixtures, equipment and contents thereof.

3.8  Prohibited Uses

     Tenant shall not permit any part of the Premises to be used during the Term for any of the following businesses or activities: (i) any retail, wholesale sales activities or any auction; (ii) any vending machines or other coin operated, mechanical or electrical serving or dispensing machines whatsoever for the sale or supply of food or beverages (other than food or beverages such as are routinely served in office premises without charge to employees such as coffee and soft drinks); (iii) sale of tickets for theatre or other entertainment events or lotteries; (iv) any business which would result in people waiting in Common Facilities to enter the Premises; (v) any type of business or business practice which would, in the sole opinion of Landlord, tend to lower the character or image of any part of the Project; (vi) any use which in any way contravenes any restrictive covenants in leases granted by Landlord or other agreements or arrangements with other tenants; or (vii) any business or activity not in compliance with all Laws.

3.9  Maintenance and Repairs of Premises

     Tenant at its expense shall perform such maintenance, repairs and replacements as required to keep the Premises, all contents thereof and all services and equipment located in or primarily serving the Premises (not part of the Common Facilities), in first-class appearance and condition, and in accordance with all Laws and Landlord's reasonable requirements, subject only to the obligations of Landlord expressly provided in section 4.4. For the purposes of this section 3.9 the Premises shall include, without limitation, all leasehold improvements, perimeter walls and glass and doors. Landlord may enter the Premises at any time to view the state of repair and condition thereof and Tenant shall promptly perform according to Landlord's notice any maintenance, repairs or replacements in accordance with Tenant's obligations hereunder.

3.10 Approval of Repairs and Alterations

     Tenant shall not make any repairs, replacements, changes, additions, improvements or alterations (hereinafter referred to as "Alterations") to the Premises without complying with the provisions of Schedule "D".

3.11 Ownership and Removal of Leasehold Improvements

     Upon installation, all Leasehold Improvements become the property of Landlord but Landlord shall not have any responsibility in respect of the maintenance, repair or replacement thereof. Tenant shall not remove any Leasehold Improvements from the Premises at any time except that, at the expiry or earlier termination of the Term, Tenant shall remove any or all Leasehold Improvements in or about the Premises as required by Landlord ("Remove(d)") and shall repair all damage resulting from, and shall restore the Premises to their condition prior to, the installation and removal thereof (collectively called "Restore(d)"):

     Notwithstanding the foregoing, Tenant shall not be obligated to Remove any Leasehold Improvements installed prior to the Commencement Date and Restore the Premises and shall not be required to Remove any Leasehold Improvements installed after the Commencement Date, provided such Leasehold Improvements were approved by Landlord, and provided that at the time same were approved by Landlord, Landlord advised Tenant in writing that such Leasehold Improvements need not be Removed at the expiry or earlier termination of the Term.

3.12 Vacating of Possession

     Upon the expiry or earlier termination of the Term, Tenant shall deliver to Landlord vacant possession the Premises in such condition in which Tenant is required to keep the Premises during the Term pursuant hereto and shall leave the premises in neat and clean condition and shall deliver to Landlord all keys for the Premises and all keys or combinations to locks on doors or vaults in the Premises.



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3.13 Removal of Trade Fixtures

     At the expiry or earlier termination of the Term Tenant shall remove its trade fixtures and repair all damage resulting from the installation or removal of such trade fixtures. If at the expiry or earlier termination of the Term Tenant does not remove its trade fixtures at the option of Landlord, such trade fixtures or property shall become the absolute property of Landlord or may be disposed of by Landlord without any compensation to Tenant.

3.14 Overholding by Tenant

     If Tenant remains in possession of the Premises after the expiry of the Term, this Lease shall not be deemed to be renewed and Tenant shall be deemed to be occupying the Premises as a monthly tenant on the same terms as set forth in this Lease insofar as they are applicable to a monthly tenancy except the monthly Basic Rent shall be twice the monthly Basic Rent payable during the last twelve months of the Term.

3.15 Tenant's Effect On Other Insurance

     (a) If the cost of any insurance policies of Landlord on the Project is increased as a result of anything done or permitted by Tenant anywhere on the Project, Tenant shall pay the full amount of such increase (as determined by Landlord's insurer) to Landlord forthwith upon demand.

     (b) If there is an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord on the Project by reason of anything done or permitted by Tenant anywhere on the Project, and if Tenant fails to remedy the situation giving rise to such actual or threatened cancellation or change within twenty-four (24) hours after notice from Landlord, then Landlord may, at its option, either (i) terminate this Lease forthwith by written notice; or,
(ii) remedy the situation giving rise to such actual or threatened cancellation or change, all at the cost of Tenant to be paid to Landlord forthwith upon demand, and for such purpose Landlord shall have the right to enter upon the Premises without further notice.

3.16 Tenant's Insurance

     (a) Tenant shall, at its expense, maintain in full force and effect at all times such insurance as would be maintained by a prudent tenant of premises such as the Premises, which insurance shall include at least all of the following:
(i) comprehensive general liability insurance on an occurrence basis with respect to any use and occupancy of or things on all or any part of the Premises or Project by Tenant, with coverage for any occurrence of not less than Five Million Dollars ($5,000,000) or such higher amount as Landlord may reasonably require on not less than one (1) month's notice; (ii) all risks insurance covering the leasehold improvements, trade fixtures and contents on the Premises, for not less than the full replacement cost thereof and with a replacement cost endorsement; (iii) broad form comprehensive boiler and machinery insurance on all insurable objects which are the property or responsibility of Tenant, for not less than the full replacement cost thereof and with a replacement cost endorsement; (iv) business interruption insurance in such amounts as required by Landlord; (v) Tenant's legal liability insurance for the full replacement cost of the Premises; and (vi) any other insurance against such risks and in such amounts as Landlord may from time to time reasonably require.

     (b) Each of Tenant's insurance policies shall name Landlord as an additional named insured, and shall be taken out with insurers and shall be in such form and on such terms as are satisfactory to Landlord from time to time. Without limiting the generality of the foregoing, each of Tenant's insurance policies shall contain: (i) the standard mortgage clause as may be required by any mortgagee of Landlord; (ii) a waiver by the insurer of any rights of subrogation to which such insurer might otherwise be entitled against Landlord or any person for whom Landlord is in law responsible; (iii) an undertaking by the insurer that no material change adverse to Tenant or Landlord or any mortgagee of Landlord will be made and the policy will not lapse or be terminated, except after not less than thirty (30) days' written notice to Tenant and Landlord and to any mortgagee of Landlord; (iv) a provision stating that Tenant's insurance policy shall be primary and shall not call into contribution any other insurance available to Landlord; (v) a joint loss endorsement, where applicable; (vi) a severability of interests clause and a cross-liability clause; and (vii) a waiver, in respect of the interests of Landlord and any mortgagee of Landlord, of any provision with respect to any breach of any warranties, representations, declarations or conditions contained in the said policy.

     (c) Tenant shall ensure that Landlord has at all times certified copies of Tenant's insurance policies which are in good standing and in compliance with Tenant's obligations hereunder.

     (d) Tenant hereby releases Landlord and its servants, agents, employees, contractors and those for whom Landlord is in law responsible from all losses, damages and claims of any kind in respect of which Tenant is required to maintain insurance hereunder or is otherwise insured.



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3.17 Landlord's Right to Place Tenant's Insurance

     If Tenant fails to maintain in force, or pay any premiums for, any insurance required to be maintained by Tenant hereunder, then Landlord, without prejudice to any of its other rights and remedies hereunder, shall have the right but not the obligation to effect such insurance on behalf of Tenant and the cost thereof and all other reasonable expenses incurred by Landlord in that regard shall be paid by Tenant to Landlord forthwith upon demand.

3.18 Landlord's Non-Liability and Indemnity

     (a) Tenant agrees that Landlord shall not be liable or responsible in any way for any injury or death to any person or for any loss or damage to any property at any time on or about the Premises or any property owned by or being the responsibility of Tenant on or about the Project, no matter how the same shall be caused and whether or not resulting from the negligence of Landlord or, any person for whom Landlord is in law responsible.

     (b) Tenant shall indemnify Landlord and all of its servants, agents, employees, contractors and persons for whom Landlord is in law responsible against any and all liabilities, claims, damages, losses and expenses, including all reasonable legal fees and disbursements, arising from: (i) any breach by Tenant of any of the provisions of this Lease; (ii) any act or omission of any person on the Premises or any use or occupancy of or any things in the Premises;
(iii) any act or omission of Tenant on the Premises or elsewhere on or about the Project; or (iv) any injury or death of persons, or any loss or damage to property of Tenant or any of its servants, agents, employees, invitees, licensees, subtenants, contractors or persons for whom Tenant is in law responsible, on the Premises or elsewhere on or about the Project.

3.19 Status Statement

     Upon written request, Tenant shall deliver to Landlord (or to whom Landlord may direct) a certificate in such form as requested by Landlord stating (if such is the case, or stating the manner in which such may not be the case) among other things: (i) that this Lease is unmodified and in full force; (ii) the commencement and expiry of the Term and the dates to which Rent has been paid;
(iii) any default by Landlord under this Lease.

3.20 Subordination

     This Lease and Tenant's rights shall be subject and subordinate to any and all Mortgages, on the Project or any part thereof now or in the future. Tenant shall on notice from Landlord or holder of a Mortgage attorn to and become a tenant of the holder of any such Mortgage upon the same terms and conditions as set forth herein and shall execute promptly on request any subordination and/or attornment documents as requested from time to time by Landlord or any Mortgagee.

3.21 Registration

     Unless requested or consented to by Landlord, Tenant shall not register this Lease or any short form, caveat or notice thereof.

                                   ARTICLE IV

4.0  LANDLORD'S COVENANTS

4.1  Operation of Project by Landlord

     Landlord shall operate the Project as would a prudent owner having regard to its size, age, location and character.

4.2  Cleaning

     Landlord may at its sole option, provide cleaning services to the Premises substantially in accordance with prevailing standards for office buildings of a similar standard in the area in which the Project is located. Landlord shall not be liable for any loss or damage caused in performance of any cleaning services.


4.3  Heating and Air-Conditioning

     Landlord shall heat and cool the Premises during the appropriate heating and air-conditioning seasons for the normal use of the Premises during Business Hours. Landlord shall not be liable for any damages, direct or indirect, resulting from or contributed to by any interruption or cessation in supply of any utilities or heating, ventilating, air-conditioning and humidity control. Without limiting the generality of the foregoing, Landlord shall not be liable for and Tenant shall indemnify Landlord against any and all indirect or consequential damages or damages for personal discomfort or illness of Tenant or any


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                                       -6-

persons permitted by it to be on the Premises, by reason of the suspension, defectiveness or non operation of any utilities, heating, ventilating, air-conditioning or humidity control.

4.4  Landlord's Repairs

     Subject to Tenant's obligations hereunder, to the extent that the failure to do so would materially detrimentally affect access to or use of the Premises, on reasonable notice from Tenant Landlord shall repair: (i) defects in the structure of the Project and exterior walls of the Building; (ii) transportation, electrical, mechanical and drainage equipment and systems forming part of the Project but not located within the Premises and not serving exclusively the Premises. Landlord's costs of compliance with this section 4.4 shall be included in Operating Costs. Provided that to the extent that such repair is necessitated directly or indirectly by any act or omission of Tenant, Tenant shall be solely responsible for the cost of such repairs and shall indemnify Landlord in respect thereof.

4.5  Landlord's Suspension of Utilities

     In order to effect any maintenance, repairs, replacements or alterations to any Utilities, heating, ventilating, air-conditioning or humidity control equipment or systems, or any other part of the Project, Landlord shall have the right to modify or temporarily discontinue or suspend the operation of any such Utilities, equipment or systems as required from time to time.

4.6  Landlord's Insurance

     Landlord shall obtain and maintain in full force and effect during the Term with respect to the Project insurance against such occurrences and in such amounts, on such terms and with such deductible(s) as would a prudent owner of such a project, the cost for which shall be included in Operating Costs. Such insurance may include, without limitation: (i) insurance on the Building and any improvements therein which Landlord desires to insure, against damage by fire and other risks covered by extended coverage fire insurance policies or, at Landlord's option, all risks insurance; (ii) boiler and machinery insurance;
(iii) rental income insurance; (iv) public liability insurance; and (v) such other insurance and in such amounts and on such terms as Landlord, in its discretion, may reasonably determine. Notwithstanding that Tenant shall be contributing to the costs of such insurance pursuant to the terms of this Lease, Tenant shall not have any interest in or any right to recover any proceeds under any of Landlord's insurance policies.

ARTICLE V

5.0  DAMAGE AND DESTRUCTION

5.1  Damage to Premises

     If there is damage or destruction ("Damage") to the Premises, unless this Lease is terminated pursuant to section 5.2 below, Tenant, commencing as soon as practicable but without interfering with Landlord's repairs, shall diligently perform such repairs as are Tenant's responsibility pursuant hereto. If all or any part of the Premises are rendered untenantable, Basic Rent shall abate in proportion to the portion of the Premises rendered untenantable from the date of the damage until such portion becomes tenantable.

5.2  Damage to Project

     If there is Insured Damage to 25% or more of the Rentable Area of the Project or Insured Damage to the Project which would take longer than 180 days to repair, or if there is any Uninsured Damage to the Project which would take longer than 30 days to repair, in either case whether or not, there is any damage to the Premises, Landlord may, at its option, by notice given to Tenant within 60 days after such Damage, terminate this Lease as of a date specified in such notice, which date shall be not less than 30 days after the giving of such notice. In the event of such termination Tenant shall surrender vacant possession of the Premises by not later than the said date of termination, and Rent shall be apportioned to the effective date of termination. If Landlord does not so elect to terminate this Lease, Landlord shall diligently proceed to repair and rebuild the Project to the extent of its obligations pursuant to section 4.4 hereof.

                                   ARTICLE VI

6.0  ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL

6.1  Consent Required

     (a) Tenant shall not effect a Transfer without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld unless Landlord exercises its right to terminate this Lease in accordance with section 6.2. The provisions of this Article VI shall apply to any Transfer which might occur by inheritance or operation of law.



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                                       -7-

     (b) It is agreed that it shall be reasonable for Landlord to withhold its consent to a Transfer unless Landlord is satisfied that: (i) the proposed Transferee has a good business and personal reputation; (ii) the proposed Transferee has good financial strength at least equal to that of Tenant at the date of this Lease, and at least sufficient to satisfy all of the obligations of Tenant hereunder; (iii) the proposed Transferee is not an existing occupant of any part of the Project and has not then recently been a prospect involved in bona fide negotiations with Landlord for the leasing of any premises in the Project and is not in any way affiliated with such existing occupant or bona fide prospect; and (iv) the Transfer would not result in a breach of any agreement by which Landlord is bound with respect to any part of the Project.

     (c) If Landlord withholds, delays or refuses to give consent to any Transfer, whether or not Landlord is entitled to do so, Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease.

     (d) All requests to Landlord for consent to any Transfer shall be made to Landlord in writing together with a copy of the agreement pursuant to which the proposed Transfer will be made ("Transfer Agreement"), accompanied by such information in writing as a landlord might reasonably require ("information"). Tenant shall pay all costs of Landlord considering/processing the request for consent.

6.2  Landlord's Termination Option

     Notwithstanding the other provisions herein, Landlord shall have the option, to be exercised by written notice to Tenant within fifteen (15) days after the receipt of such request, Information and Transfer Agreement, to terminate this Lease as it relates to the portion of the Premises which is the subject of the proposed Transfer ("Transferred Premises") effective as of the date on which the proposed Transfer was to have occurred. If Landlord elects to terminate this Lease Tenant shall have the right, to be exercised by written notice to Landlord within 10 days after receipt of Landlord's notice to withdraw the request for consent, in which case Tenant shall not proceed with such Transfer, the Landlord's notice shall be null and void and this Lease shall continue in full force and effect. If Landlord terminates this Lease as it relates only to a portion of the Premises, Tenant shall be responsible for demising such portion, to the extent that it would have been responsible pursuant to the Transfer Agreement. Tenant hereby grants to Landlord and any others entitled to use the same, to use for their intended purposes all portions of the Premises in the nature of common areas (such as corridors, washrooms, lobbies etc.).

6.3  Terms of Transfer

     In the event of a Transfer Landlord shall have the following rights, in default of any of which no such Transfer shall occur or be effective: (i) to require the Transferee to enter into an agreement with Landlord in writing and under seal to be bound by all of Tenant's obligations under this Lease, and to waive any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors' proceeding, and to waive any rights, pursuant to subsection 39(2) of the Landlord and Tenant Act (Ontario) and any amendments thereto and any other statutory provisions of the same or similar effect, to pay any Rent less than any amount payable hereunder; (ii) to receive all amounts to be paid to Tenant under the agreement in respect of such Transfer.

6.4  Effect of Transfer

     No consent of Landlord to a Transfer shall be effective unless given in writing and executed by Landlord. No transfer and no consent by Landlord to any Transfer shall constitute a waiver of the necessity to obtain Landlord's consent to any subsequent or other Transfer. In the event of any Transfer or any consent by Landlord to any Transfer, Tenant shall not thereby be released from any of its obligations hereunder but shall remain bound by all such obligations pursuant to this Lease for the balance of the Term and renewal or extension terms, if any. Any default by and Transferee under the terms of this Lease shall constitute a default of Tenant hereunder. If this Lease is terminated as a result of any action of any transferee, Tenant shall nevertheless remain responsible for fulfilment of all obligations hereunder for what would have been the balance of the Term but for such termination, and shall upon Landlord's request enter into a new lease of the Premises for such balance of the Term. The restrictions on Transfer as aforesaid shall apply to any mortgaging, charging or otherwise Transferring of the Premises or this Lease to secure any obligation of Tenant.

6.5  No Advertising of Premises

     Tenant shall not advertise this Lease, the Premises, the business or fixtures or contents therein for sale.

6.6  Corporate Tenant



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                                       -8-

     The transfer of the majority of the issued shares, or any transfer, issuance or division of any shares of the Tenant or of any affiliate of the corporation sufficient to transfer control to others than the then present shareholders of the Tenant shall be deemed to be a Transfer.

6.7  Assignment by Landlord

     If Landlord sells, leases, mortgages or otherwise disposes of the Project or any part thereof or assigns its interest in this Lease, to the extent that the purchaser or assignee agrees with Landlord to assume the covenants and obligations of Landlord hereunder, Landlord shall thereupon be released from all liability pursuant to the terms of this Lease.

                                   ARTICLE VII

7.0  DEFAULT AND REMEDIES

7.1  Default and Remedies

     (a) Upon an Event of Default the then current and the next three (3) months' Rent shall be forthwith due and payable and Landlord shall have the right to immediately distrain for same, and, in addition to any other rights to which Landlord is entitled hereunder or at law, Landlord shall have the following rights, which are cumulative and not alternative, namely: (i) to terminate this Lease; (ii) as agent of Tenant to relet the Premises and take possession of any property thereon and store, sell or dispose of same, and to make alterations to the Premises to facilitate their reletting, all of the foregoing being at Tenant's expense and risk; (iii) to remedy any default of Tenant and, in such case, Tenant shall pay to Landlord forthwith upon demand all reasonable costs of Landlord in remedying or attempting to remedy any such default plus 15% of such costs for administration; and (iv) to obtain damages from Tenant including, without limitation, if this Lease is terminated, all deficiencies between all amounts which would have been payable by Tenant for what would have been the balance of the Term, but for such termination, and all net amounts actually received by Landlord for reletting the Premises for such period, after deducting all costs of reletting and alterations to the Premises to facilitate their reletting, and any legal expenses incurred as a result of such default.

     (b) Arrears of Rent shall bear interest from their due dates until payment at the rate of 5% per annum in excess of the Prime Rate.

     (c) Tenant hereby waives and renounces the benefit of any present or future statute taking away or limiting Landlord's right of distress. All Tenant's personal property on the Premises shall at all times be the unencumbered property of Tenant, except for the security interest Tenant hereby grants to Landlord in the form annexed hereto as Schedule "E".

7.2  Rent Deposit

     (a) The Rent Deposit shall be held without interest as a prepayment of the last months Rent payable by Tenant. If at any time any Rent shall be overdue Landlord may, at its option, apply all or any portion of the Rent Deposit to the payment of the said Rent. If Tenant defaults in the performance of any of its obligations under this Lease then Landlord, at its option, may apply all or any part of the Rent Deposit on account of any losses sustained by Landlord as a result of such default. If any part of the Rent Deposit is so applied, then Tenant shall, within three (3) days after demand, remit to Landlord a sufficient amount to restore the Rent Deposit to the original sum required to be deposited.

     (b) Landlord may deliver all or such portion of the Rent Deposit remaining on hand to any purchaser, mortgagee or assignee of Landlord's interest in the Premises or the Project and thereupon Landlord shall be discharged from any further liability with respect to the Rent Deposit.

     (c) No waiver of any of Tenant's obligations under this Lease or of any of Landlord's right's in respect of any default by Tenant hereunder shall be deemed to have occurred as a result of any condoning, overlooking or delay by Landlord in respect of any default by Tenant or by any other act or omission of Landlord. Tenant's obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with.


7.3  Impossibility of Performance

     If and to the extent that either party shall be delayed in the fulfilment of any obligation under this Lease, other than the payment by Tenant of any Rent, by reason of unavailability of material, equipment, utilities, services or by reason of any Laws, or by reason of any other similar cause beyond its control and not avoidable by the exercise of reasonable foresight (excluding the inability to pay for the performance of such obligation), then the party being delayed shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay and the other party shall not be entitled to any compensation for any loss or inconvenience occasioned thereby. The party delayed will, however, use its best efforts to fulfil the obligation in question as soon as is reasonably practicable by arranging an alternate method of providing the work, services or materials.

7.4  Allocation

     Landlord may allocate payments received from Tenant among items of Rent then due and payable by Tenant. No acceptance of payment by Tenant of any amount less than the full amount payable to Landlord, and no direction or other written instruction respecting any payment by Tenant shall be deemed to constitute payment in full of any obligation of Tenant.

ARTICLE VIII

8.0  CONTROL OF PROJECT

8.1  Landlord's Control

     The Project is at all times under the exclusive control and management of Landlord. Without limiting the generality of the foregoing, Landlord shall have the right to obstruct or close off or restrict entry to all or any part of the Project for purposes of performing any maintenance, repairs or replacements or for security purposes or to prevent the accrual of any rights to any person or the public or any dedication thereof, provided that in exercising any such right Landlord shall endeavor to minimize interference with Tenant's access to and use of the Premises.

8.2  Alterations of the Project

     At any time or times Landlord shall have the right to make any changes in, additions to, deletions from or relocations of any part of the Project, obstruct or close off areas for maintenance, repair or replacement, security reasons or to prevent the accrual of rights (any of which are herein referred to as "Changes") as Landlord shall consider desirable. Landlord shall be responsible for the direct cost incurred by Tenant if Landlord relocates the Premises, but not for any indirect costs or losses of Tenant. Any relocated premises shall be substantially the same, and otherwise reasonably comparable to, the Premises. Landlord shall make any such Changes as expeditiously as is reasonably possible and so as to interfere as little as is reasonably possible with Tenant's business on the Premises.

8.3  Use of Common Facilities

     Tenant shall not obstruct any Common Facilities including driveways, laneways or access routes, or to park vehicles in any portion of the Common Facilities other than such areas as expressly authorized by Landlord, and Landlord shall have the right, at Tenant's expense payable on demand, to remove any such obstruction or improperly parked vehicles, without liability.

8.4  Rules and Regulations

     Tenant and all persons under its control shall comply with all Rules which shall be deemed to be incorporated into this Lease. Landlord shall act reasonably in enforcing such Rules.

8.5  Access to Premises

     (a) Without limiting any other rights Landlord may have pursuant hereto or at law, Landlord shall have the right to enter the Premises at any time: (i) to examine the Premises, to perform any maintenance, repairs or alterations to any part of the Project or to any equipment and services serving any part of the Project; (ii) in cases of emergency; (iii) to read any meters; (iv) to show the Premises to prospective purchasers and lenders and (during the last (12) twelve months of the Term) to prospective tenants.

8.6  Expropriation

     (a) If the Project or any part thereof shall be expropriated (which includes a sale by Landlord to any authority with the power to expropriate) then, other than any award to which Tenant is entitled for relocation costs and business interruption, all Tenant's other rights in respect of such expropriation are hereby assigned to Landlord and all compensation resulting from such expropriation shall be the absolute property of Landlord

                                   ARTICLE IX

9.0  MISCELLANEOUS

9.1  Notices

     All notices, approvals, consents or other instruments to be given under this Lease shall be in writing and delivered in person or sent, by prepaid registered Canadian mail addressed to the Address for Service of Notice as provided in section 1.1 hereof. All such notices shall be conclusively deemed to have been given and received upon the day the same is personally delivered or, if mailed as aforesaid, four (4) business days (excluding Saturdays, Sundays, holidays and days upon which regular postal service is interrupted or unavailable for any reason) after the same is mailed as aforesaid.

9.2  Complete Agreement

     There are no covenants, representations, agreements, warranties or conditions in any way relating to this Lease or the tenancy created hereby, expressed or implied, collateral or otherwise, except as expressly set forth herein, and this Lease constitutes the entire agreement between the parties and may not be modified except by subsequent written agreement duly executed by Landlord and Tenant.

9.3  Time of the Essence

     Time is of the essence of all terms of this Lease.

9.4  Applicable Law

     This Lease shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder.

9.5  Severability

     If any provision of this Lease is illegal, unenforceable or invalid, it shall be considered separate and severable and all the remainder of this Lease shall remain in full force and effect as though such provision had not been included in this Lease but such provision shall nonetheless continue to be enforceable to the extent permitted by law.

9.6  Section Numbers and Headings

     The table of contents and all section numbers and headings of this Lease are inserted for convenience only and shall in no way limit or affect the interpretation of this Lease. References in this Lease to section numbers refer to the applicable section of this Lease, unless a statute or other document is specifically referred to.

9.7  Interpretation

     Whenever a word importing the singular or plural is used such word shall include the plural and singular respectively. If any party is comprised of more than one entity, the obligations of each of such entities shall be joint and several. Words importing persons of either gender or firms or corporations shall include persons of the other gender and firms or corporations as applicable. Subject to the express provisions contained in this Lease, words such as "hereof", "herein", "hereby", "hereafter", and "hereunder" and all similar words or expressions shall refer to this Lease as a whole and not to any particular section or portion hereof.

9.8  Successors

This Lease enures to the benefit of and binds Landlord, its successors and assigns and Tenant and its heirs, executors, administrators and permitted successors, assigns and its other legal representatives subject to the terms of this Lease.

9.9  Monetary Amounts

Except as may be otherwise expressly provided herein, all monetary amounts set out in this Lease are in Canadian currency and are exclusive of any applicable Sales Taxes.

IN WITNESS WHEREOF the parties have executed this Lease.

                              ROYAL TRUST CORPORATION OF CANADA,
                              as Trustee


                              Per: /s/ R. V. Hawkins
                                  ----------------------------------------------
                                    Name: R.V. Hawkins
                                    Title: A. S. P.


                              Per: /s/ W. H. Blackstone
                                  ----------------------------------------------
                                    Name: W. H. Blackstone
                                    Title: A. S. P.

                              I/We have authority to bind the Corporation


                              TRANSFORMATION PROCESSING, INC.


                              Per: /s/ Gary G. McCann
                                  ----------------------------------------------
                                    Name: Gary G. McCann
                                    Title: President and Chief Operating Officer


                              Per:
                                  ----------------------------------------------
                                    Name:
                                    Title:

                              I/We have authority to bind the Corporation

                                  SCHEDULE 'A'
                          LEGAL DESCRIPTION OF PROJECT


                         Lot 5, Plan M-230, Mississauga

                                  SCHEDULE 'B'

                                   DEFINITIONS


     Where used in this Lease, the following words or phrases shall have the meanings set forth in the balance of this Article.

     "Additional Rent" shall mean all amounts (other than Basic Rent) due and payable pursuant to the provisions of this Lease or pursuant to any other obligation to Landlord, all of which shall be deemed to accrue on a per diem basis. Tenant shall promptly deliver to Landlord upon request evidence of due payment of all payments of Additional Rent required to be paid by Tenant hereunder.

     "Building" means 2121 Argentia Road, Mississauga, Ontario.

     "Business Hours" means normal business hours for the Project as determined by Landlord from time to time.

     "Charged" means levied, confirmed, charged, assessed or imposed.

     "Common Facilities" means all areas, facilities, systems, improvements, furniture, fixtures and equipment in or on the Project to the extent that the same are designated or intended by Landlord to be part of the Common Facilities from time to time.

     "Event of Default" means the occurrence of any one of the following:

     (i) Tenant fails to make any payment of Rent when due and such default continues for five (5) days after such payment was due;

     (ii) Tenant fails to observe or perform any obligation of Tenant pursuant to this Lease other than the payment of any Rent, and such default continues for fifteen (15) days, or such shorter period as expressly provided herein, after notice thereof to Tenant;

     (iii) Tenant fails to install and maintain in the Premises at all times during the Term, in good order and condition, first-class trade fixtures including furnishings and equipment adequate and appropriate for the business to be conducted on the Premises;

     (iv) any of Landlord's insurance policies on the Project are actually or threatened to be cancelled or adversely changed as a result of any use of or articles on or about the Premises;

     (v) Tenant shall purport to make a Transfer affecting the Premises, or the Premises shall be used by any person or for any purpose, other than in compliance with this Lease;

     (vi) Tenant or any other occupant of the Premises makes an assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal or arrangement with creditors, or Tenant makes any sale in bulk of any property on the Premises (other than in conjunction with a Transfer approved in writing by Landlord and made pursuant to all applicable legislation), or steps are taken for the winding up or other termination of Tenant's existence or liquidation of its assets;

    (vii) a trustee, receiver, receiver-manager, or similar person is appointed in respect of the assets or business of Tenant or any other occupant of the Premises;

   (viii) Tenant attempts to or does abandon the Premises or remove or dispose of any goods from the Premises, so that there would not be sufficient goods on the Premises subject to distress to satisfy all arrears of Rent and all Rent payable hereunder for a further period of at least six (6) months, or, subject to section 4 of Schedule F, attached to this Lease, if the Premises are vacant or unoccupied for a period of two (2) consecutive days or more without the prior written consent of Landlord or if the Premises are used for any purposes other than as set out in section 3.6 of the Lease;

     (ix) this Lease or any other property of Tenant is at any time seized or taken in execution which remains unsatisfied for a period of five (5) days or more;

     (x) termination or re-entry by Landlord is permitted under any provision of this Lease or at law;

     "Excess Costs" means costs in the nature of Operating Costs, such as utilities charges, (excluding the costs of heating, ventilating and air-conditioning, provided Tenant gave landlord not less than twenty-four (24) hours notice of its need for heating, ventilating and air conditioning outside Business Hours), security costs incurred by reason of the conduct of business on the Premises outside Business Hours (which is not permitted without Landlord's prior consent), or by reason of the particular use of occupancy of the Premises or any of the Common Facilities by Tenant, its employees, agents or persons having business with Tenant, in excess of the costs which would otherwise have been incurred for such items, plus fifteen percent (15%) of the amount thereof.

     "Fiscal Year" means the period used by Landlord for fiscal purposes in respect of the Project, as selected by Landlord from time to time.

     "Insured Damage" means damage against which Landlord is insured or required to be insured pursuant hereto.

     "Landlord" means the Landlord named on page 1 and includes any owner, mortgagee and every indemnity, exclusion or release of liability and waiver of subrogation contained in this Lease for the benefit of Landlord shall extend to and benefit all of Landlord's, owners' and mortgagees' officers, directors, servants, agents, employees, and others for whom any of them is in law responsible. Solely for such purpose, and to the extent that Landlord expressly chooses to enforce the benefits of this section for the foregoing persons, it is agreed that Landlord is the agent or trustee for such persons.

     "Laws" means all statutes, regulations, by-laws, orders, rules, requirements and directions of all governmental authorities having jurisdiction.

     "Leasehold Improvements" includes, without limitation, all fixtures, installations, alterations and additions from time to time made or installed in or about the Premises, and includes all of the following, whether or not they are trade fixtures or easily removable: doors, partitions and hardware; mechanical, electrical and utility installations; carpeting, drapes, other floor and window coverings and drapery hardware; heating, ventilating, air-conditioning and humidity control equipment; lighting fixtures; built-in furniture and finishings; counters in any way connected to the Premises or to any utility services located therein. The only exclusions from "Leasehold Improvements" are free-standing furniture, trade fixtures and equipment not in any way connected to the Premises or to any utilities systems located therein.

     "Mortgages" means any mortgages, trust deeds and charges affecting the Project or any part thereof and includes all renewals, extensions, modifications and replacements thereof from time to time.

     "0perating Costs" means all expenses and costs of every kind incurred by or on behalf of Landlord in operating, maintaining, repairing, replacing, insuring and managing (collectively called "Operating") the Project, including without limitation and without duplication: (i) remuneration of employees engaged in Operating the Project; (ii) heating, ventilating, air-conditioning and humidity control of the Project and fire sprinkler maintenance and monitoring, if any, of the Project; (iii) cleaning, janitorial services, window cleaning and waste removal; (iv) Operating elevators and escalators; (v) costs of supplying utilities to the Project including, water, gas, electricity and sewer charges (excluding Utilities charged to individual tenants) including costs of such utilities, fittings, connections and meters and all other work in connection therewith; (vi) landscaping and Operating outside areas, including snow and ice clearing and removal and salting of driveways and parking areas and of sidewalks adjacent to the Project; (vi) depreciation or amortization of any capital costs and interest on undepreciated or unamortized capital cost at two (2%) percent in excess of the prime rate of interest; (vii) costs incurred by Landlord for the purpose of reducing Operating Costs or Taxes, whether or not successful; (viii) capital taxes in respect of Landlord's ownership or other interest in the Project, or any similar tax charged in the future in lieu thereof or in addition thereto by any governmental authority, which Landlord may be liable to pay; (ix) Sales Taxes payable by Landlord on the purchase of goods and services included in Operating Costs; (x) the rental value of space occupied by Landlord for management, supervisory or administrative purposes relating to the Project; and
(xi) a management fee of five (5%) percent of gross amounts received or receivable by Landlord in respect of the Project for all items, including all such items as are included in this Lease as Rent.

     "Operating Costs" shall exclude or shall be reduced by the following: (i) proceeds of insurance and damages received by Landlord from third parties to the extent of costs otherwise included in Operating Costs; (ii) contributions from parties other than tenants of the Project, if any, in respect of Operating Costs, such as contributions made by parties for sharing the use of Common Facilities, but not including rent or fees charged directly for the use of any Common Facilities such as parking fees and rent for Storage Areas; (iii) expenses incurred by Landlord in respect of other tenants' leasehold improvements; (iv) repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to original construction warranties; and
(v) repairs or replacements to the structural portions of the Building, as determined by Landlord's structural engineer.

     "Premises" shall extend from the upper surface of the structural subfloor to the lower surface of the structural ceiling within the boundaries of the useable area of the Premises. The Premises shall exclude the exterior faces of all perimeter walls, windows and doors of the Premises, notwithstanding the manner in which Rentable Area is measured.

     "Project" means those lands described in Schedule "A" hereto and all structures, improvements, equipment, fixtures and facilities located thereon from time to time, as all of same may be expanded, reduced or otherwise altered by Landlord from time to time.

     "Proportionate Share" means a fraction the numerator of which is the Rentable Area of the Premises and the denominator of which is the aggregate Rentable Area of leasable areas within the Project, or such portion of the Project to which Landlord shall allocate such items of which Tenant is required to pay the Proportionate Share.

     "Rentable Area" of the Premises or any Leasable Areas shall be: (i) with respect to premises comprising a full floor leased pursuant to one lease, the Useable Area of such premises; and (ii) with respect to premises which are less than a full floor, the Useable Area of such premises plus the relevant proportion, as determined by Landlord acting reasonably, of the area of all or any portion of the Common Facilities not included in any leased area. Every Rentable Area and Useable Area shall be as determined by the Landlord from time to time and such determination shall be conclusive and binding.

     "Rules" means the rules and regulations made by Landlord from time to time (and as amended) for the management and operation of the Project.

     "Sales Taxes" means all business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by any taxing authority upon Landlord, Tenant, or in respect of this Lease, or the payments made by Tenant hereunder or the goods and services provided by Landlord hereunder including, the rental of the Premises and the provision of administrative services to Tenant hereunder.

     "Storage Areas" means all areas designated by Landlord from time to time to be used exclusively or primarily for storage purposes.

     "Taxes" means all taxes, rates, duties, levies, fees, charges, local improvement rates, commercial concentration taxes, levies and assessments whatever ("Taxes") levied, assessed or charged against or in respect of the Project or any part thereof or against Landlord in respect of any of the same or in respect of any rental or other compensation receivable by Landlord in respect of the same, and including all taxes which may be incurred by or imposed upon Landlord or the Project in lieu of or in addition to the foregoing including, without limitation, any Taxes on real property rents or receipts as such any Taxes based in whole or in part on the value of the Project and any licence f6e measured by rents or other charges payable by occupants of space in the Project.

     "Tenant" includes any of its employees, servants, agents, invitees, licensees, subtenants, concessionaires, contractors or persons for whom Tenant is in law responsible.

     "Transfer" means an assignment of this Lease in whole or in part, a sublease, licence or parting with or sharing possession of all or any part of the Premises, a sale, conveyance or other disposition of this Lease, including a mortgage, charge, debenture, a sale, transfer (including by bequest or inheritance) of the majority of the issued shares in the capital stock or any transfer, issuance or division of any shares of the corporation or of any affiliate of the corporation sufficient to transfer control to others than the then present shareholders of the corporation; a party making a Transfer is referred to as a "Transferor" and a party taking a Transfer is referred to as a "Transferee."

     "Uninsured Damage" means any damage which is not Insured Damage.

     "Utility Costs" means all costs of supplying water, electricity, gas, and any other utilities ("Utilities") to or in respect of the Premises, and all costs for all fittings, connections and meters and all work performed in connection with any services or Utilities provided to the Premises.

                                  SCHEDULE 'C'

                              RULES AND REGULATIONS


1.   Tenant agrees:

     (i) not to display anything visible from the exterior of the Premises except for a building standard sign on the main entry door to the Premises, to be installed by Landlord at Tenant's cost;

     (ii) not to allow any garbage to accumulate in or about the Project and will at all times keep the Premises in a clean and neat condition and to comply with Landlord's regulations respecting the storage and removal of waste;

    (iii) not to cause or permit any waste or damage to the Premises nor permit any overloading of the floors thereof and shall not use or permit to be used any part of the Promises for any dangerous, noxious or offensive activity or goods and shall not do or bring anything or permit anything to be done or brought on or about the Project which results in undue noise or vibration, fumes or odours or which Landlord may reasonably deem to be hazardous or a nuisance or annoyance to any other tenants or any other persons permitted to be on the Project, and Tenant shall immediately take steps to remedy, remove or desist from any activity, equipment or goods on the Premises to which Landlord objects on a reasonable basis. Tenant shall take every reasonable precaution to protect the Premises and the Project from risk of damage by fire, water or the elements or any other cause;

     (iv) not to permit any of its employees, servants, agents, contractors or persons having business with Tenant, to obstruct any Common Facilities or use or permit to be used any Common Facilities for other than their intended purposes;

     (v) not to use any advertising, transmitting or other media or devices which can be heard, seen, or received outside the Premises, or which could interfere with any communications or other systems outside the Premises;

     (vi) to be solely responsible for any contaminant, pollutant or toxic substance at any time affecting the Premises resulting from any act or omission of Tenant or any other person on the Premises or any activity or substance on the Premises during the Term, and any period prior to the Term during which the Premises were used or occupied by or under the control of Tenant, and shall be responsible for the clean-up and removal of any of the same and any damages caused by the occurrence, clean-up or removal of any of the same, and Tenant shall indemnify Landlord in respect thereof;

    (vii) to ensure that all deliveries to and from the Premises, and loading and unloading of goods, merchandise, refuse, materials and any other items, shall be made only by way of such areas as Landlord may from time to time designate and shall be subject to all applicable rules and regulations made by Landlord from time to time pursuant hereto;

   (viii) to comply with all rules and regulations from time to time made by Landlord in respect of window coverings on the interior of the Premises, in order to maximize the efficiency of the climate control equipment in or serving the Premises or to maintain an attractive uniform appearance of the Project from the exterior thereof;

     (ix) to discontinue immediately upon Landlord's request any business or conduct which may harm or tend to harm the business or reputation of Landlord or reflect or tend to reflect unfavourably on the Project, Landlord or other tenants or occupations thereof, or which might confuse or mislead or tend to confuse or mislead the public;

     (x) to keep the Premises in a good state of preservation and cleanliness and permit Landlord or its agents at all reasonable times to enter upon the Premises for the purpose of examining the said state of cleanliness;

     (xi) to maintain the Premises, at its expense, in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests;

    (xii) to cause its employees, agents and contractors to park only in the parts of the Common Areas and Facilities, if any, designated by Landlord as employee parking;

   (xiii) not use the plumbing facilities for any other purposes than those for which they are constructed;

    (xiv) not use any part of the Premises for lodging, sleeping or any illegal purposes.

     (xv) not cause or permit any machines selling merchandise or rendering services to be present on the Premises;

     (xvi) not permit on the Premises any transmitting device or erect an aerial on any exterior walls of the Premises or any of the Common Areas and Facilities or other audio-visual or mechanical devices that can be seen outside the Premises.

2. Any damage caused to any part of the Project by reason of windows being left open or by interference with the heating or air-conditioning appliances, or by reason or any other misconduct or neglect upon the part of Tenant or any other person or servant under its control shall be repaired and borne by Tenant.

3. No moving of any furniture or fixtures shall take place without making prior arrangements with Landlord.

4. Tenant shall not do or permit anything to be done to the Premises or bring or keep anything therein which will in any way increase risk of fire or the rate of fire insurance on the Project or obstruct or interfere with the rights of other tenants or in any other way injure or annoy them or Landlord, or violate any act at variance with the Laws or with any insurance upon the Project, or any part thereof, or violate or act in conflict with any of the rules and ordinances of the Board of Health or with any statute or municipal by-law.

5. Landlord may at any time and from time to time during the tem of the Lease keep the entrance doors to the Project locked after business hours and request identification before admitting persons after such time.

6. The parking of cars in the parking facilities will be subject to the regulations of Landlord.

                                  SCHEDULE 'D'

                                   ALTERATIONS


Tenant shall not make any repairs, replacements, changes, additions, improvements, decorations or alterations (hereinafter in this Schedule 'D' referred to as "Alterations") to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, except in the case of structural, mechanical or electrical Alterations or Alterations which are visible from the exterior of the Project in which case Landlord's consent may be unreasonably withheld.

2. With its request for Landlord's consent, Tenant shall submit to Landlord details of the proposed Alterations including plans and specifications prepared by qualified architects ("Plans"), and such Alterations shall be completed in accordance with such Plans approved in writing by Landlord.

3. Unless expressly authorized in writing by Landlord to the contrary, all Alterations which might cost in excess of $10,000.00 to complete or which might affect the structure or entrance or mechanical or electrical systems of the Project or the Premises, shall be conducted under the supervision of a qualified architect or engineer approved by Landlord, such approval not to be unreasonably withheld.

4. All Alterations shall be performed at Tenant's cost, promptly and in a good and workmanlike manner and in compliance with Landlord's rules and regulations, by competent contractors or workmen who shall be first approved in writing by Landlord, which approval shall not be unreasonably withheld and, to the extent required by Landlord, all Alterations shall be performed by Landlord, or persons designated by Landlord, and under Landlord's supervision; for all Alterations performed by Landlord or at Landlord's expense or under Landlord's supervision, Tenant shall pay forthwith upon request all amounts paid or payable by Landlord to third parties and all reasonable charges of Landlord for its own personnel plus 15% of such amounts and charges for Landlord's inspection and supervision.

5. All Alterations shall be planned and completed in compliance with all Laws and Tenant shall, prior to commencing any Alterations, obtain at its expense, all necessary permits and licences and provide evidence thereof satisfactory to Landlord.

6. Tenant shall, prior to the commencement of any such Alterations, furnish to Landlord at Tenant's expense such evidence as reasonably required by Landlord of the projected cost of Alterations and Tenant's ability to pay for same as and when due, together with such indemnification against costs, liens and damages as Landlord shall reasonably require including, if required by Landlord, a performance bond in such terms and issued by such company as shall be acceptable to Landlord in its sole discretion in an amount at least equal to the estimated cost of such Alterations, guaranteeing completion within a reasonable time of such Alterations free and clear of any liens or encumbrances.

7. All Alterations, the making of which might disrupt other tenants or occupants of the Project or the public, shall be performed outside Business Hours.

8. If Tenant performs any such Alterations without compliance with all of the foregoing provisions of this Schedule "D", Landlord shall have the right to require Tenant to remove such Alterations forthwith.

9. Tenant shall pay to Landlord forthwith upon request all of Landlord's reasonable costs including, without limitation, fees of architects, engineers and designers, incurred in dealing with Tenant's request for Landlord's consent to any Alterations, whether or not such consent is granted, and in inspecting and supervising any such Alterations and Landlord shall have the right to require Tenant to pay Landlord a deposit on account of such costs as a precondition to Landlord's granting such consent.

10. Tenant shall make all payments and take all steps as may be necessary to ensure that no lien is registered against the Project or any portion thereof as a result of any work, services or materials supplied to Tenant or the Premises. Tenant shall cause any such registrations to be discharged or vacated immediately after notice from Landlord, or within ten (10) days after registration, whichever is earlier. Tenant shall indemnify and save harmless Landlord from and against any liabilities, claims, liens, damages, costs and expenses, including legal expenses, arising in connection with any work, services or materials supplied to Tenant or the Premises. If Tenant fails to cause any such registration to be discharged or vacated as aforesaid then, in addition to any other rights of Landlord, Landlord may, but shall not be obliged to, discharge the same by paying the amount claimed into court, and the amounts so paid and all costs incurred by Landlord, including legal fees and disbursements, shall be paid by Tenant to Landlord forthwith upon demand.

                                  SCHEDULE 'E'

This Security Agreement dated the 3rd day of September, 1996.

BETWEEN:

TRANSFORMATION PROCESSING INC. (hereinafter called "Tenant") - and -

ROYAL TRUST CORPORATION OF CANADA, as Trustee

(hereinafter called "Landlord")

WHEREAS:

         (i) Tenant and Landlord have entered into a lease dated the 3rd day of September, 1996 ("Lease") respecting certain premises being Suite 200 ("Premises") at the project known as 2121 Argentia Road, Mississauga, Ontario; and

         (ii) To induce Landlord to enter into the Lease with Tenant, Tenant agreed to enter into this Security Agreement and to give to Landlord the Security Interest set out herein:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by Tenant, Tenant hereby agrees as follows:

1. Tenant hereby grants to Landlord a security interest ("Security Interest") in the Lease and all of its personal property of any kind including, without limiting the generality of the foregoing, all goods, chattels, trade fixtures, furniture, equipment, inventory, stock-in-trade, chattel paper, instruments, documents of title, supplies, securities, the business and undertaking on the Premises, accounts receivable, book debts, sublease rents and all licence fees, intangibles and all proceeds derived from dealing with any of the foregoing (herein collectively called "Collateral") which are or may be at any time hereafter on the Premises or elsewhere, to secure the payment of all amounts and performance of all obligations to be respectively paid and performed by Tenant to or for the benefit of Landlord including, without limitation, the payment of all Rent and the fulfilment of the other obligations of Tenant under the Lease and any amendments thereto from time to time. Except for the Security Interest, Tenant agrees that all Collateral on the Premises shall be the unencumbered property of Tenant. Tenant agrees that the Security Interest shall attach to the Collateral forthwith upon the execution hereof and that, to the extent necessary to give full effect to this Security Agreement, this Security Agreement is intended to constitute a Security Agreement as defined in the Personal Property Security Act (Ontario). This Security Agreement is separate from and shall survive the termination, expiry or disclaimer of the Lease.

2. On default by Tenant under the Lease, Landlord may itself or by its agents or employees, or by a receiver or any replacement thereof appointed in writing by Landlord, take possession of the Collateral, carry on the business on the Premises, in such manner as Landlord or such receiver determines, and realize upon the Collateral and enforce its rights under the Security Interest by any remedy or proceedings authorized or permitted hereby or at law including, without limitation, all rights and remedies available to a secured party under the Personal Property Security Act (Ontario) and any other similar statutes; included in such rights of Landlord is the right to recover the reasonable expenses of retaking, holding, repairing, processing, preparing for disposition and disposing of the Collateral and all other reasonable expenses, including legal costs, incurred by Landlord. Landlord may exercise any rights as provided by this Security Agreement on the Premises and for such purpose may lock the Premises, change any locks on the Premises and by any means exclude Tenant from all or any parts of the Premises and Landlord shall not thereby be terminating the Lease in the absence of express written notice terminating the Lease.

3. This Security Interest shall not be deemed to have been satisfied, discharged or redeemed by reason of Tenant not being indebted to Landlord at any time or from time to time and no payment shall reduce the amount secured by this Security Interest except to the extent expressly approved by Landlord in writing.

4. This Security Interest is given in addition to, and not as an alternative to, and may be exercised by Landlord without prejudice to, any other rights of Landlord under the Lease or at law including, without limitation, Landlord's right of distress.

5. "Rent", as used herein, means all amounts of any kind whatever payable by Tenant to Landlord pursuant to the Lease; provided that for the purposes of the Personal Property Security Act (Ontario) and any other similar statutes, all Rent falling due after any particular point in time shall be deemed to be future advances.

6. This Security Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

7. Tenant acknowledges the suggestion of Landlord that, before executing this Security Agreement, Tenant should obtain independent legal advice.

Tenant did obtain independent legal advice.

                              TRANSFORMATION PROCESSING, INC.


                              Per: /s/ Gary G. McCann
                                  --------------------------------------------
                                    Name: Gary G. McCann
                                    Title: President and Chief Operating Officer


                             Per:
                                  --------------------------------------------
                                    Name:
                                    Title:

                              I/We have authority to bind the Corporation

                                  SCHEDULE "F"

                               SPECIAL PROVISIONS


1.       Early Access Period

Provided this Lease is fully executed and delivered to Landlord by no later than September 9, 1996 and Landlord's Work is substantially completed (which Landlord agrees to commence upon execution of this Lease and thereafter continue to complete as expeditiously as reasonably possible), Tenant shall be permitted non-exclusive access on September 16, 1996, in common with Landlord and its agents, to perform Tenant's Work ("Early Access Period"). Tenant acknowledges that during this Early Access Period, Landlord may be completing of Landlord's Work and Tenant agrees not to interfere with such completion. Tenant agrees that during this Early Access Period, Tenant shall be bound by all of the provisions of this Lease, including, without limitation, all of Tenant's covenants set out in Article III and that prior to Tenant having access to the Premises, Tenant shall deliver to Landlord the certified copies of Tenant's insurance policies as contemplated in section 3.16(c) of this Lease. Notwithstanding the foregoing, during the Early Access Period, Tenant shall not be required to pay Basic Rent, Operating Costs or Taxes.

2.       Signage

Landlord shall, at its expense, install a Building standard sign (which sign shall bear the suite number of the Premises and one (1) name of the Tenant, in accordance with the Landlord's uniform scheme of the Building) on: (i) the main entry door of the Premises, and (ii) the front and rear Building directory boards. Otherwise Tenant shall not erect, install or display any sign or display on or visible from the exterior of the Premises.

3.       Conditions to Tenant's Rights

         Provided:

         (a) Tenant pays the Rent and other sums payable hereunder and performs each and every of the covenants, provisos and agreements herein contained on the part of Tenant to be paid and performed, punctually and in accordance with the provisions of this Lease;

         (b) Tenant has not become insolvent or bankrupt, and has not made any assignment for the benefit of creditors and has not, becoming bankrupt or insolvent, taken the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors;

         (c) a petition in bankruptcy has not been filed against Tenant and a receiving order has not been made against Tenant, and no proceedings have been commenced respecting the winding-up or termination of the existence of Tenant;

         (d) no receiver or other person has taken possession or effective control of the assets or business of Tenant or a substantial portion thereof pursuant to any security or other agreement or by any other means whatsoever, and there are no outstanding writs of execution against Tenant,

         (e) Tenant has not assigned the Lease or sublet or permitted a change in occupancy of any portion or portions of the Premises, and there has been no change in ownership of the majority of the capital stock of Tenant and no change in the name under which the business on the Premises is conducted; and

         (f) Tenant has continuously occupied all of the Premises for the conduct of business in accordance with the terms of this Lease;

then and only then shall the rights conferred under sections 4, 5 and 6 of this Schedule '"F" be applicable.

4.       Option to Extend

         (a) Subject to section 3 above, Tenant shall have the option to extend this Lease for one (1) further term of five (5) years (the "Extension Term"). Such extension shall be on the terms and conditions of Landlord's then current standard form of lease for the Project, and (i) there shall be no further right to extend after the expiry of the Extension Term, (ii) the Basic Rent shall be such increased amount as determined pursuant to subsection (b) of this section, and (iii) there shall be no tenant's allowance or rent-free period for the Extension Term and the Premises shall be accepted by Tenant in "as is" condition at the commencement of the Extension Term without Landlord being required to perform any work. Such right to extend shall be exercisable by notice to Landlord by not later than six (6) months, and not earlier than twelve (12) months, prior to the expiry of the original Term hereof, failing which such right shall be null and void and forever extinguished.

     (b) The Basic Rent for the Extension Term shall be the greater of (i) the Basic Rent payable hereunder in respect of the twelve (12) months immediately preceding the commencement of the Extension Term, and (ii) the market rent for the Premises ("Market Rent"). As used herein, "Market Rent" means the annual rental which could reasonably be obtained by Landlord for the Premises from a willing tenant or willing tenants dealing at arms' length with Landlord in the market prevailing for a term commencing on the commencement date of the Extension Term, having regard to all relevant circumstances including the size and location of the Premises, the facilities afforded, the terms of the lease thereof (including its provisions for Additional Rent), the condition of the Premises and the extent and quality of the improvements therein (disregarding Tenant's trade fixtures and also disregarding any deficiencies in the condition and state of repair of the Premises as a result of Tenant's failure to comply with its obligations hereunder in respect of the maintenance and repair of the Premises) and the use of the Premises and having regard to rentals currently being obtained for space in the Building and for comparable space in other buildings comparably located. The Market Rent for the Extension Term shall be as agreed upon between Landlord and Tenant or, failing agreement by Landlord and Tenant by not later than three (3) months prior to the expiry of the Term hereof, the Market Rent shall be established in the manner set out in subsection
(c) of this section. In the event that the Basic Rent payable during the Extension Term has not been determined prior to the commencement of the Extension Term, then until such determination has been made Tenant shall pay Basic Rent at a rate equal to one hundred and fifty (150%) percent of the Basic Rent payable during the last year of the original Term hereof. Upon determination of the Basic Rent for the Extension Term either Landlord shall pay to Tenant any excess, or Tenant shall pay to Landlord any deficiency, in the payments of Basic Rent previously made by Tenant.

     (c) Either Landlord or Tenant (the "Requesting Party") shall be entitled to notify the other party hereto (the "Receiving Party") of the name of an expert for the purpose of determining the Market Rent. Within fifteen (15) days after such notice from the Requesting Party, the Receiving Party shall notify the Requesting Party either approving the expert proposed by the Requesting Party or naming another expert for the purpose of determining the Market Rent. Should the Receiving Party fail to give notice to the Requesting Party within the said fifteen (15) day period, the expert named in the notice given by the Requesting Party shall perform the expert's functions hereinafter set forth. If Landlord and Tenant are unable to agree upon the selection of the expert within fifteen
(15) days after such notice from the Receiving Party to the Requesting Party, then either party shall be entitled to apply to a court to appoint an expert in the same manner as an arbitrator may be appointed by a court under the Arbitrations Act of Ontario. The expert appointed, either by Landlord and/or Tenant or by a court, shall be qualified by education, experience and training to value real estate for rental purposes in the Province of Ontario and have been ordinarily engaged in the valuation of real property in the municipality in which the Project is located for at least the immediately preceding five (5) years. Within thirty (30) days after being appointed the expert shall make a determination of the Market Rent for the Extension Term, without receiving evidence from either Landlord or Tenant. The cost of such determination shall be borne by the Tenant. The determination of the expert as to the Market Rent shall be conclusive and binding upon Landlord and Tenant and not subject to appeal.

5.       Tenant's Right to Cease Operations on the Premises

Provided Tenant is not in default beyond the applicable cure period, if any, expressly provided for in this Lease, and provided Tenant has given Landlord not less than two (2) months prior written notice, it shall not be considered an "Event of Default' if the Premises are vacant and unoccupied for a period in excess of two (2) consecutive days.

6.       Early Termination Right

Subject to section 3 above of this Schedule "F", provided Tenant has given Landlord at least nine (9) months prior written notice (the "Termination Notice"), Tenant shall have the right (the "Termination Right") to terminate this Lease effective at the expiration of the thirty-sixth (36th) month of the Term (the "Termination Date"). Such termination shall only be effective if Tenant has:

         (a) paid to Landlord by certified cheque contemporaneously with providing the Termination Notice an amount (the "Termination Payment") equal to Four Dollars and Sixty Cents ($4.60) per square foot of Rentable Area of Premises (plus GST); and

         (b) on or before the Termination Date, deliver to Landlord vacant possession of the Premises in accordance with the and subject to the terms of this Lease.

7.       Parking

         During the Term, Landlord agrees that it shall not charge Tenant or its visitors a fee for the use of the parking areas that form part of the Common Facilities.

8.       Building Facilities and Access

         (a) Subject to sections 7.3 of this Lease and Landlord's reasonable rules and regulations, maintenance procedures and security requirements, Tenant, its employees and agents, shall be permitted access to the Premises and to at least one (1) Building elevator, twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year. Outside Business Hours, it is anticipated that access shall be by means of keys to the entrance door. The initial set of keys are to be issued and paid for by Landlord, provided, however, that any replacement locks and keys requested by Tenant will be provided at its expense.

         (b) Tenant shall be entitled to install and maintain at its sole cost and expense any new or updated security, access or video-conferencing systems in the Premises as it deems necessary or advisable, subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed and provided further that Landlord shall at all times have means of access to the Premises.

9.       Letter of Credit

         (a) The Tenant hereby delivers to the Landlord an irrevocable and unconditional letter of credit issued by a Schedule 1 Canadian chartered bank in the amount of $32,232.15 for a term of one (1) year commencing October 1, 1996. Such letter of credit shall be in such form as is approved in writing in advance by the Landlord and shall be, and shall state that it is, transferrable by the Landlord to any assignee of this Lease, or any purchaser of the property, from the Landlord, which transfer shall be valid and effective upon notice thereof to the issuer of the letter of credit.

         (b) The said letter of credit shall be held by the Landlord as security for: (i) the due and punctual payment of all rent and all other amounts of any kind whatsoever payable under this Lease by the Tenant whether to the Landlord or otherwise in respect of the Premises; (ii) the prompt and complete performance of all obligations contained in this Lease on the part of the Tenant to be kept, observed and performed, and (iii) the indemnification of the Landlord in respect of any losses, costs or damages incurred by the Landlord arising out of any failure by the Tenant to pay any rent or other amounts payable under this Lease or resulting from any failure by the Tenant to observe or perform any of the other obligations contained in this Lease.

         (c) If at any time during the term of the letter of credit the Tenant defaults in the payment of any rent or other amounts payable under this Lease or in the performance of any of its other obligations under this Lease, then the Landlord at its option may, in addition to any and all other rights and remedies provided for in this Lease or at law, draw down the full amount of the letter of credit, less any reduction thereof as set out above, whereupon the proceeds thereof may be applied by the Landlord, at its option, either as liquidated damages in compensation for the money spent by the Landlord with respect to the demised premises, or towards the payment of all rent and other amounts payable by the Tenant under this Lease and the performance of all other obligations of the Tenant under this Lease and all losses, costs and damages incurred by the Landlord in respect thereof. If Landlord draws down the letter of credit, Tenant shall within twenty-four (24) hours thereafter deliver to Landlord a replacement letter of credit in an amount equal to the amount drawn down by Landlord.

         (d) The rights of the Landlord hereunder in respect of the letter of credit shall continue in full force and effect and shall not be waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, insolvency, winding-up or other creditors proceedings, including, without limitation, any proceedings under the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors Arrangement Act (Canada), or the surrender, disclaimer, repudiation or termination of this Lease in any such proceedings and shall continue with respect to the periods prior thereto and thereafter as if the Lease had not been surrendered, disclaimed, repudiated or terminated.

         (e) The letter of credit shall be, and shall state that it is, payable to the Landlord upon delivery to the issuer of a certificate of the Landlord that there has been failure in payment of rent or any other amounts or in the performance of any other obligations of the Tenant pursuant to this Lease, and shall be without any conditions attached to payment.

This Security Agreement dated the 3rd day of September, 1996.

BETWEEN:

                           TRANSFORMATION PROCESSING INC.

                           (hereinafter called "Tenant")

                           - and -

                           ROYAL TRUST CORPORATION OF CANADA, as Trustee

                           (hereinafter called "Landlord")
WHEREAS:

         (i) Tenant and Landlord have entered into a lease dated the 3rd day of September, 1996 ("Lease") respecting certain premises being Suite 200 ("Premises") at the project known as 2121 Argentia Road, Mississauga, Ontario; and

         (ii) To induce Landlord to enter into the Lease with Tenant, Tenant agreed to enter into this Security Agreement and to give to Landlord the Security Interest set out herein:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by Tenant, Tenant hereby agrees as follows:

1. Tenant hereby grants to Landlord a security interest ("Security Interest") in the Lease and all of its personal property of any kind including, without limiting the generality of the foregoing, all goods, chattels, trade fixtures, furniture, equipment, inventory, stock-in-trade, chattel paper, instruments, documents of title, supplies, securities, the business and undertaking on the Premises, accounts receivable, book debts, sublease rents and all licence fees, intangibles and all proceeds derived from dealing with any of the foregoing (herein collectively called "Collateral") which are or may be at any time hereafter on the Premises or elsewhere, to secure the payment of all amounts and performance of all obligations to be respectively paid and performed by Tenant to or for the benefit of Landlord including, without limitation, the payment of all Rent and the fulfilment of the other obligations of Tenant under the Lease and any amendments thereto from time to time. Except for the Security Interest, Tenant agrees that all Collateral on the Premises shall be the unencumbered property of Tenant. Tenant agrees that the Security Interest shall attach to the Collateral forthwith upon the execution hereof and that, to the extent necessary to give full effect to this Security Agreement, this Security Agreement is intended to constitute a Security Agreement as defined in the Personal Property Security Act (Ontario). This Security Agreement is separate from and shall survive the termination, expiry or disclaimer of the Lease.

2. On default by Tenant under the Lease, Landlord may itself or by its agents or employees, or by a receiver or any replacement thereof appointed in writing by Landlord, take possession of the Collateral, carry on the business on the Premises, in such manner as Landlord or such receiver determines, and realize upon the Collateral and enforce its rights under the Security Interest by any remedy or proceedings authorized or permitted hereby or at law including, without limitation, all rights and remedies available to a secured party under the Personal Property Security Act (Ontario) and any other similar statutes; included in such rights of Landlord is the right to recover the reasonable expenses of retaking, holding, repairing, processing, preparing for disposition and disposing of the Collateral and all other reasonable expenses, including legal costs, incurred by Landlord. Landlord may exercise any rights as provided by this Security Agreement on the Premises and for such purpose may lock the Premises, change any locks on the Premises and by any means exclude Tenant from all or any parts of the Premises and Landlord shall not thereby be terminating the Lease in the absence of express written notice terminating the Lease.

3. This Security Interest shall not be deemed to have been satisfied, discharged or redeemed by reason of Tenant not being indebted to Landlord at any time or from time to time and no payment shall reduce the amount secured by this Security Interest except to the extent expressly approved by Landlord in writing.

4. This Security Interest is given in addition to, and not as an alternative to, and may be exercised by Landlord without prejudice to, any other rights of Landlord under the Lease or at law including, without limitation, Landlord's right of distress.

5. "Rent", as used herein means all amounts of any kind whatever payable by Tenant to Landlord pursuant to the Lease; provided that for the purposes of the Personal Property Security Act (Ontario) and any other similar statues, all Rent falling due after any particular point in time shall be deemed to be future advances.

6. This Security Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

7. Tenant acknowledges the suggestion of Landlord that, before executing this Security Agreement, Tenant should obtain independent legal advice.

Tenant did obtain independent legal advice.
                                  TRANSFORMATION PROCESSING, INC.


                                  Per: /s/ Gary G. McCann
                                       ------------------------------------
                                   Name: Gary G. McCann
                                   Title: President and Chief Operating Officer
                                          September 10, 1996


                                   Per:
                                       ------------------------------------
                                   Name:
                                   Title:


I/We have the authority to bind the Corporation